EXHIBIT 99.4

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Statement on Schedule 13D, dated May 25, 2010 (the “Schedule 13D”), with respect to the common stock, par value $0.001 per share, of Virtual Radiologic Corporation is, and any amendments thereto shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

VIKING HOLDINGS LLC

By:	/s/ Jesse Du Bey
	Name:	Jesse Du Bey
	Title:	President

PROVIDENCE EQUITY PARTNERS VI L.P. By: Providence Equity GP VI L.P., its sole general partner By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul J. Salem
	Name:	Paul J. Salem
	Title:	Senior Managing Director
PROVIDENCE EQUITY PARTNERS VI-A L.P. By: Providence Equity GP VI L.P., its sole general partner By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul J. Salem
	Name:	Paul J. Salem
	Title:	Senior Managing Director
PROVIDENCE EQUITY GP VI L.P. By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul J. Salem
	Name:	Paul J. Salem
	Title:	Senior Managing Director
PROVIDENCE EQUITY PARTNERS VI L.L.C.

By:	/s/ Paul J. Salem
	Name:	Paul J. Salem
	Title:	Senior Managing Director